For Immediate Release

Builders FirstSource Announces New Members to Board of Directors

Appointment Deepens Board Expertise in e-Commerce and Digital

February 19, 2025 (Irving, TX) – Builders FirstSource, Inc. (NYSE: BLDR) today announced that its Board of Directors has appointed Cheryl Ainoa, Former Executive Vice President and Chief Technology Officer for Walmart Global Technology, and Maria Renz, Vice President and General Manager for Google, to the Company’s Board of Directors, effective March 1, 2025.

"We are thrilled to welcome Cheryl and Maria to our Board of Directors. Both bring exceptional leadership and deep expertise in e-commerce, technology, and digital innovation. Their expertise will be invaluable as we continue to enhance our industry-leading digital tools and drive innovation. With their addition, we are further strengthening our digital leadership and reinforcing our commitment to delivering best-in-class solutions to our customers. We look forward to the fresh perspectives and strategic contributions they will bring to our organization," said Paul S. Levy, Chairman of Builders FirstSource.

About Cheryl Ainoa, MBA
Cheryl Ainoa recently retired from Walmart, where she served as CTO for Sam’s Club and guided its transformation into a leading-edge retailer through modern technologies and key partnerships. She joined Walmart in 2020 as SVP of Core Retail Services and Emerging Technology and was promoted to EVP for New Businesses & Emerging Technology in 2023, focusing on transformative technology, including generative AI and digital.

Previously, Cheryl was COO of D2L, a SaaS organization focused on transformational learning. She also held senior roles at Intuit and Yahoo!, where she led global service engineering teams. Her early career included technical leadership roles at Broderbund Software, Genealogy.com, Healtheon/WebMD, Informix Software, and Impac Medical Systems. Cheryl also served as an independent director of Move, Inc., which was acquired by NewsCorp in 2014.

Cheryl brings extensive experience in software product development, engineering, emerging technologies, M&A integrations, and P&L management. Her industry experience spans retail, healthcare, consumer goods, and software services. She holds an MBA from Santa Clara University and a BS in Electrical Engineering from Washington State University.

About Maria Renz, MBA

Maria Renz is currently the VP and General Manager at Google. Prior to this role, she served as, the VP/GM of Commerce (Shopping and Payments), leading a cross-functional team of 4,000+ to develop world-class experiences for consumers and merchants.

Prior to Google, Maria was an executive at SoFi, growing the business across multiple categories and contributing to its IPO and federal banking licensing process. She spent 20 years at Amazon, where she was the first woman to serve as Technical Advisor to the CEO and championed several e-commerce innovations, including Subscribe & Save and Amazon Prime shipping benefits.

Maria is known for her customer obsession and ability to tackle complex global retail challenges. She has held multiple board roles focused on digital transformation, e-commerce, and fintech, including serving on the board of DoorDash during the company’s IPO process. Maria holds an MBA from Vanderbilt University and a BS in Design from Drexel University.

The full Board of Directors list is available on the Builders FirstSource investor relations website at Builders FirstSource, Inc. - Governance - Board of Directors.

About Builders FirstSource

Headquartered in Irving, Texas, Builders FirstSource is the largest U.S. supplier of building products, prefabricated components, and value-added services to the professional market segment for new residential construction and repair and remodeling. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery, and installation of a full range of structural and related building products. We operate in 43 states with approximately 590 locations and have a market presence in 48 of the top 50 and 91 of the top 100 MSAs, providing geographic diversity and balanced end market exposure. We service customers from strategically located distribution and manufacturing facilities (some of which are co-located) that produce value-added products such as roof and floor trusses, wall panels, stairs, vinyl windows, custom millwork, and pre-hung doors. Builders FirstSource also distributes dimensional lumber and lumber sheet goods, millwork, windows, interior and exterior doors, and other specialty building products. www.bldr.com

Forward-Looking Statements

Statements in this news release and the schedules hereto that are not purely historical facts or that necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, synergies, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, these forward-looking statements are by nature inherently uncertain, and actual results or events may differ materially as a result of many factors. All forward-looking statements are based upon information, assumptions, expectations, and projections about future events available to Builders FirstSource on the date this release was submitted. Builders FirstSource undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control or may be currently unknown to the Company, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements; such risks or uncertainties include those related to the Company’s growth strategies, including acquisitions, organic growth and digital strategies, or the dependence of the Company’s revenues and operating results on, among other things, the homebuilding industry and, to a lesser extent, repair and remodel activity, which in each case is dependent on economic conditions, including inflation, interest rates, consumer confidence, labor and supply shortages, and also lumber and other commodity prices. Builders FirstSource may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and may also be described from time to time in the other reports Builders FirstSource files with the SEC. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

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Contact:

Heather Kos

SVP, Investor Relations

Builders FirstSource, Inc.

investorrelations@bldr.com